                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     0-23108                   Not required
        --------                     -------                   ------------
(State of organization)      (Commission File Number)        (I.R.S. Employer
                                                            Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                               19720
--------------------                                               -----
(Address of principal                                            (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                        Name of each exchange
Title of each class                                     on which each class
to be so registered                                     is to be registered
-------------------                                     -------------------
     None                                                      None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2002-3 Floating Rate Class A Credit Card Pass-Through Certificates Series 2002-3 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)


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Item 1.    Description of Registrant's Securities to be Registered.

               Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated April 17, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556) and "The Certificates" on pages S-30 to S-43 of the Prospectus Supplement dated May 21, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556).

Item 2.    Exhibits

               Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                                   4.1 of Discover Card Master Trust I's
                                   Registration Statement on Form S-1
                                   (Registration No. 33-71502), filed on
                                   November 10, 1993).

               Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

               Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

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               Exhibit 4.1(d)      Third Amendment to Pooling and Servicing
                                   Agreement, dated as of March 30, 1998,
                                   between Discover Bank (formerly Greenwood
                                   Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

               Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

               Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

               Exhibit 4.2 Series Supplement, dated as of May 29, 2002, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2002-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated May 29, 2002).

               Exhibit 99.1 Prospectus Supplement dated May 21, 2002 and Prospectus dated April 17, 2002 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating

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                                   Rate Class B Credit Card Pass-Through
                                   Certificates of Discover Card Master Trust I, Series 2002-3.

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                                    Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Discover Card Master Trust I
                                             (Registrant)

                                          By:  Discover Bank
                                                 (Originator of the Trust)


Dated: May 29, 2002                       By:   /s/ Michael F. Rickert
                                               ---------------------------------
                                               Michael F. Rickert
                                               Vice President, Chief Accounting
                                               Officer and Treasurer

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                                  EXHIBIT INDEX


Exhibit No.                                                                Page
-----------                                                                ----

  4.1(a)       Pooling and Servicing Agreement, dated as of October 1,      ---
               1993, between Discover Bank (formerly Greenwood Trust
               Company) as Master Servicer, Servicer and Seller and
               U.S. Bank National Association (formerly First Bank
               National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
               Exhibit 4.1 of Discover Card Master Trust I's
               Registration Statement on Form S-1 (Registration No.
               33-71502), filed on November 10, 1993).

  4.1(b)       First Amendment to Pooling and Servicing Agreement,          ---
               dated as of August 15, 1994, between Discover Bank
               (formerly Greenwood Trust Company) as Master Servicer,
               Servicer and Seller and U.S. Bank National Association
               (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
               Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.4 of Discover
               Card Master Trust I's Current Report on Form 8-K, dated
               August 1, 1995 and filed on August 10, 1995, File No.
               0-23108).

  4.1(c)       Second Amendment to Pooling and Servicing Agreement,         ---
               dated as of February 29, 1996, between Discover Bank
               (formerly Greenwood Trust Company) as Master Servicer,
               Servicer and Seller and U.S. Bank National Association
               (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
               Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.4 of Discover
               Card Master Trust I's Current Report on Form 8-K, dated
               April 30, 1996 and filed on May 1, 1996, File No.
               0-23108).

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  4.1(d)       Third Amendment to Pooling and Servicing Agreement,          ---
               dated as of March 30, 1998, between Discover Bank
               (formerly Greenwood Trust Company) as Master Servicer,
               Servicer and Seller and U.S. Bank National Association
               (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
               Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

  4.1(e)       Fourth Amendment to Pooling and Servicing Agreement,         ---
               dated as of November 30, 1998, between Discover Bank
               (formerly Greenwood Trust Company) as Master Servicer,
               Servicer and Seller and U.S. Bank National Association
               (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
               Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.1 of Discover
               Card Master Trust I's Current Report on Form 8-K dated
               November 30, 1998, File No. 0-23108).

  4.1(f)       Fifth Amendment to Pooling and Servicing Agreement,          ---
               dated as of March 30, 2001, between Discover Bank
               (formerly Greenwood Trust Company) as Master Servicer,
               Servicer and Seller and U.S. Bank National Association
               (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
               Continental Bank, National Association) as Trustee
               (incorporated by reference to Exhibit 4.1 of Discover
               Card Master Trust I's Current Report on Form 8-K dated
               March 30, 2001, File No. 0-23108).

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   4.2         Series Supplement, dated as of May 29, 2002, between
               Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2002-3, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated May 29, 2002).

   99.1 Prospectus Supplement dated May 21, 2002 and Prospectus dated April 17, 2002 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2002-3.












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